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                                                                   EXHIBIT 10(a)



                                                       Tiffany Productions, Inc.
                                                       14 Plaza 9
                                                       Manalapan, NJ 07726
Next Generation Media Corp.
8380 Alban Road
Springfield, VA 22150
December 4, 2001

                          BUSINESS CONSULTING AGREEMENT

        THIS AGREEMENT MADE THIS 4th day of December, 2001, BY AND BETWEEN NEXT GENERATION MEDIA CORP. (NGMC) AND TIFFANY PRODUCTIONS, INC. (TIFF) with the respective addresses set forth above.

        WHEREAS NGMC is a public company, wanting and needing management consulting services and marketing services and

        WHEREAS TIFF is in the business in assisting in providing such consulting services and

        WHEREAS NGMC desires to retain TIFF to perform such services as a public company and TIFF is willing to undertake to provide such services as hereinafter fully set forth.

1. The term of this Agreement shall be for six (6) months from this Agreement.

2. THE NATURE OF SERVICES. TIFF will render advice and assistance to NGMC on business related matters and in connection therewith shall:

                Consult with NGMC concerning ongoing strategic corporate planning and long term investment policies.
                Attend meetings of NGMC to review, analyze and report on proposed business opportunities.

It is agreed that TIFF's services will not include any services that constitute the rendering of legal opinions or performance of work that is the ordinary purview of certified public accountants or any work that is the ordinary purview of a registered broker/dealer.

3. COMPENSATION. As payment for services to be performed by TIFF under this Agreement, 169,000 shares will be issued immediately with the filing of the registration statement, S-8 which filing will be done in the next 5 days, that is within 5 days of the date of this Agreement.

4. LIABILITY. It is understood and agreed that TIFF may rely entirely upon information furnished to it by NGMC, or others, reasonably believed to be accurate and reliable and that TIFF shall not be accountable for any loss suffered by NGMC by reason of TIFF's action or on the basis of any advice, recommendation or approval of TIFF, its employees or agents.


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5.      The parties further acknowledge that TIFF undertakes no responsibility for accuracy of any statements to be made by management contained in press releases or other communications including but not limited to filings with the Securities and Exchange Commission and the NASD.

6. STATUS OF TIFF. TIFF shall be deemed to be an independent contractor and except as expressly provided or authorized in this Agreement, TIFF shall have no authority to act or represent NGMC. All final decisions with respect to consultation, advice and services rendered by TIFF to NGMC shall rest exclusively with NGMC.

7. MISCELLANEOUS. Neither party may modify this Agreement unless the same is in writing and duly executed by both parties hereto. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, and any controversy or claim arising out of or related to this Agreement shall be settled by arbitration in accordance with the rules and under the auspices of the American Arbitration Association and any arbitration shall be conducted in the state of New Jersey.

The transmission of this Agreement by fax, telefax, wire or mail shall be deemed legal and binding transmission.

IN WITNESS WHEREOF the undersigned have executed this Agreement as of the day and year first written above.

AGREED TO AND ACCEPTED



BY   /s/ DARRYL REED                        /s/ JOHN BANAS
  -----------------------------             ---------------------------------
     Darryl Reed, President                 John Banas, President
     Next Generation Media Corp.            Tiffany Productions, Inc.


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